Exhibit 99.1

LATTICE SEMICONDUCTOR ANNOUNCES CEO SUCCESSION PLAN

Darin G. Billerbeck to Retire

Board Commences CEO Search; COO Glen Hawk to Serve as Interim CEO

PORTLAND, Ore - March 12, 2018 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leading provider of customizable smart connectivity solutions, today announced that its President and Chief Executive Officer, Darin G. Billerbeck, has decided to retire and will also step down from the Company’s Board of Directors on March 16, 2018. The Board has appointed Glen Hawk, the Company’s Chief Operating Officer since November 2015, as Interim CEO, effective March 16, 2018. The Board will conduct a thorough search process for a permanent CEO, including both internal and external candidates, and has retained Egon Zehnder, a leading executive search firm. Mr. Billerbeck will remain with the Company until May 31, 2018 to help ensure a smooth transition.

John Bourgoin, Chairman of the Board, said, “On behalf of the entire Board, I would like to thank Darin for his leadership and numerous contributions to Lattice over the past seven years to position the Company for long-term success. During his tenure, Darin strengthened the Company’s operational performance and drove R&D efforts that have led to our strongest customer-aligned product portfolio in the Company’s history. As we conduct a comprehensive and efficient search for a new CEO, the Board and I are confident that Glen will provide continuity of leadership to ensure that Lattice continues to achieve operational excellence, meet the needs of our customers and deliver value for shareholders.”

Mr. Billerbeck, President and CEO, said, “I am privileged to have led this exceptional organization and to have had the opportunity to work with this incredibly talented team. Lattice is well positioned for the future, as the Company builds on its strong core business, continues to invest in an extensive suite of solutions at the edge of the cloud, and remains focused on its strategic goals. I am proud of all that we have accomplished during my tenure, and look forward to working with Glen to ensure a seamless transition as Lattice continues to drive a return to revenue and profitability growth, improve its cost structure, and build shareholder value.”

A graduate of the University of California, Berkeley, Mr. Hawk brings over 30 years of experience in the semiconductor industry and has served as Lattice’s Chief Operating Officer since November 2015. Prior to joining Lattice, Mr. Hawk was the Vice President and General Manager of the NAND solutions Group at Micron Technology, Vice President and General Manager at Numonyx, and General Manager of the Flash Products Group at Intel.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, 60 GHz millimeter wave, video ASSP and IP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information about Lattice please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

Forward-Looking Statements Notice
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about Lattice’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: Lattice’s strategy to drive revenue growth, accelerate operating expense reductions and increase capital efficiencies. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty; overall semiconductor market conditions; market acceptance and demand for Lattice’s new products; Lattice’s dependencies on its silicon wafer suppliers; the impact of competitive products and pricing; technological and product development risks; and the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Lattice’s overall business, including those risks more fully described in Lattice’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. Except as required by law, Lattice does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

MEDIA CONTACT:
Doug Hunter
Lattice Semiconductor Corp
doug.hunter@latticesemi.com

INVESTOR CONTACT:
Global IR Partners
David Pasquale, 914-337-8801
lscc@globalirpartners.com